State of Delaware
     Secretary of State
  Division of Corporations
Delivered 11:45 AM 03/26/2008
  FILED 11:45 AM 03/26/2008
SRV 080357303 - 3863714 FILE

             CERTIFICATE OF OWNERSHIP AND MERGER

                              OF

                     CONTACT SPORTS, INC.

                             AND

                      TY-BREAKERS CORP.

                        WITH AND INTO

                        OMAGINE, INC.


      Pursuant to Section 253 of the General Corporation Law of the State of Delaware, the undersigned, the duly elected and acting Secretary of Omagine, Inc., a Delaware corporation ("Omagine" or the "Company"), hereby certifies to the following information relating to the merger (the "Merger") of Contact Sports, Inc., and Ty-Breakers Corp., both being New York corporations (the "Subsidiaries"), with and into the Company:

FIRST:    The Company was incorporated in the State of Delaware
on October 8, 2004.

SECOND:   The Company lawfully owns all of the issued and
outstanding shares of the capital stock of Contact Sports, Inc., and Ty-Breakers Corp., Subsidiaries, which were both incorporated in the State of New York on August 23, 2001 and December 18, 1996, respectively.

THIRD:    The laws of the jurisdiction of organization of
Subsidiaries permit the merger of a business corporation incorporated in that jurisdiction with a business corporation incorporated in another jurisdiction.

FOURTH:   Subsidiaries are hereby merged with and into the
Company.

FIFTH:    The Board of Directors of the Company duly adopted
the resolutions attached hereto as Exhibit A in connection with the Merger, with the Company to be the surviving corporation
(the "Surviving Corporation").

SIXTH:    That this Certificate of Merger shall be effective
upon filing.

IN WITNESS WHEREOF, Omagine, Inc. has caused this Certificate of
Ownership and Merger to be executed and acknowledged in accordance with Section 103 of the General Corporation law of the State of Delaware on this 13th day of March, 2008.

Omagine, Inc.


/s/  Charles P. Kuczynski
-------------------------
Charles P. Kuczynski
Corporate Secretary





                                              Exhibit A
                                              ----------


                        Omagine, Inc.

           Resolution of the Board of Directors

     The undersigned Directors of Omagine, Inc., a Delaware corporation (the "Corporation"), constituting all of the Corporation's Directors does hereby certify, as required by the General Corporation Law of the State of Delaware, that the following resolutions were unanimously adopted at a Special Meeting of the Corporation's Board of Directors held on March 12, 2008.

      WHEREAS, the Corporation owns one hundred percent (100%) of the outstanding shares of the capital stock of Ty-Breakers
Corp. ("Ty-Breakers") and Contact Sports, Inc. ("Contact"), subsidiaries of the Corporation ("Subsidiaries"); and

      WHEREAS, the Board of Directors of the Corporation has deemed it advisable and in the best interests of the Corporation that the Subsidiaries be merged with and into the Corporation, which shall be the surviving corporation, pursuant to Section 253 of Delaware General Corporation Law; and

     NOW, THEREFORE, BE IT RESOLVED that the Corporation merge into itself said Subsidiaries, Ty-Breakers and Contact, and assume all of the rights, benefits, liabilities and obligations of the Subsidiaries, and the identity and separate existence of Subsidiaries shall cease and all rights, benefits, privileges, powers, properties and assets of Ty-Breakers and Contact, Subsidiaries, shall be vested in this Corporation; and

    FURTHER RESOLVED, that, the President and Secretary of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver such documents and take such other and further actions as they may deem necessary or advisable in order to carry out the purpose of the foregoing resolutions.


Dated as of March 13, 2008



     /s/ Frank J. Drohan               /s/ Salvatore J. Bucchere
     -------------------               -------------------------
      Frank J. Drohan                   Salvatore J. Bucchere
      Director                          Director

                                        /s/ Kevin O'C. Green
     -------------------                ---------------------
      Louis J. Lombardo                  Kevin O' C. Green
      Director                           Director


     /s/ Charles P. Kuczynski
     ------------------------
      Charles P. Kuczynski
      Director